EXHIBIT 99.6

LOAN AND SECURITY AGREEMENT

by and among

PACIFIC BUSINESS FUNDING,

a division of CUPERTINO NATIONAL BANK

and

SOUTHWALL TECHNOLOGIES INC.,

a Delaware corporation

DATED AS OF December 18, 2003

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this `Agreement') is made and entered into as of December 18, 2003, by and between PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank (`PBF'), and SOUTHWALL TECHNOLOGIES INC., a Delaware corporation (`Borrower').

RECITALS

A. Borrower wishes to obtain credit from PBF for general working capital purposes.

B. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Agreement, PBF is willing to extend credit to Borrower.

Agreement

NOW THEREFORE, in consideration of the foregoing recitals and the terms and conditions and agreements contained herein, the parties hereby agree as follows:

    Definitions and Construction.

      Definitions. As used in this Agreement, the following terms shall have the following definitions:

      `Accounts' means all presently existing and hereafter arising accounts, accounts receivable, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      `Advance' shall mean the advance of credit or money made pursuant to the loan facilities referred to in this Agreement.

      `Affiliate' means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

      `Borrower' has the meaning set forth in the introductory paragraph hereof.

      `Borrower's Books' means all of Borrower's books and records including ledgers, records concerning Borrower's assets or liabilities, the Collateral, business operations, or financial condition, and all computer programs, or tape files, and the equipment containing such information.

      `Borrowing Base' means 100% of the face value of the Letter of Credit.

      `Business Day' means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

      `Closing' shall mean the closing of the transactions contemplated hereby. The Closing shall take place on the Closing Date, all actions to take place at the closing must take place or none of them shall be deemed to have taken place, and if all actions take place at the Closing they shall be deemed to have taken place simultaneously.

      `Closing Date' means the date of this Agreement.

      `Code' means the California Uniform Commercial Code.

      `Collateral' means the property described on Exhibit B attached hereto, as well as all Proceeds, dividends, profits or income derived from said property.

      `Compliance Certificate' means a certificate substantially in the form set forth in Exhibit  D attached hereto.

      `Credit Limit' has the meaning set forth in Section 2.1 hereof.

      `Daily Balance' means the amount of the Obligations owed at the end of a given day.

      `Domestic Factoring Agreement' shall have the meaning set forth in the Forbearance Agreement.

      `Equipment' means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts, and attachments in which Borrower has any interest.

      `ERISA' means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

      `Ex-Im Factoring Agreement' shall have the meaning set forth in the Forbearance Agreement.

      `Financing Statements' means UCC-1 financing statements and similar filings describing PBF as secured party and Borrower as debtor, covering all or any portion of the Collateral, all of the foregoing in such form, for filing or recording in such jurisdictions and with such filing offices, as PBF shall reasonably deem necessary or advisable.

      `Forbearance Agreement' means that certain Forbearance Agreement between Borrower and PBF of even date herewith.

      `GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the applicable date of determination.

      `Guarantor' means Needham & Company, Inc., a Delaware corporation.

      `Guaranty' means that certain Guaranty of even date herewith executed by Guarantor in favor of PBF, in form and substance reasonably acceptable to PBF.

      `Indebtedness' means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (other than trade debt in a total amount not to exceed $7,500,000 at any time incurred in the ordinary course of business and payable in accordance with customary trade practices), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures, or similar instruments, (c) all capital lease obligations, and (d) any and all contingent obligations required to be disclosed in financial statements under GAAP.

      `Insolvency Proceeding' means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including any case, action, suit, or proceeding for the appointment of a Receiver, any assignment for the benefit of creditors, any formal or informal moratoria, compositions, or any proceedings seeking reorganization, arrangement, liquidation, or other relief.

      `Inventory' means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products intended for sale or lease or to be finished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any Account or other Proceeds, including insurance Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the foregoing, and including returned merchandise, merchandise shipped and not paid for, merchandise shipped on consignment, and merchandise shipped but as to which title has not been transferred.

      `Investment' means any beneficial ownership of (including stock, partnership interest, or other securities) any Person, or any loan, advance, or capital contribution to any Person, including returned merchandise, merchandise shipped and not paid for, merchandise shipped on consignment, and merchandise shipped but as to which title has not been transferred

      `IRC' means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      `Letter of Credit' means that certain irrevocable standby letter of credit issued by Deutsche Bank in favor of PBF in the form set forth in Exhibit F hereto, supporting the obligations of Guarantor under the Guaranty.

      `Lien' means any mortgage, lien, deed of trust, charge, pledge, security interest, statutory lien, judgment lien, or other encumbrance.

      `Line of Credit' shall have the meaning set forth in Section 2.1 below.

      `Loan Documents' means, collectively, this Agreement, the Promissory Note and any note or notes executed by Borrower to PBF in connection with this Agreement, the Financing Statements, the Guaranty, and any other agreement entered into between PBF and Borrower in connection with this Agreement, all as amended or extended from time to time, or any document directly pertaining to the transactions contemplated thereby.

      `Material Adverse Effect' means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiary taken as a whole, (ii) the value of the Collateral, (iii) the priority of PBF's Liens in the Collateral, or (iv)  the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

      `Maturity Date' means May 5, 2004, unless this Agreement is sooner terminated under the provisions hereof.

      `Needham Agreement' means that certain Investment Agreement dated on or about the date hereof, between Borrower and Guarantor, as the same may be amended or replaced from time to time.

      `Obligations' means all debt, principal, interest, PBF Expenses, and other amounts owed to PBF by Borrower pursuant to this Agreement or any of the other Loan Documents including, without limitation, the Guaranty, and the Promissory Note, whether such amounts are absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that PBF may have obtained by assignment or otherwise.

      `Payment Date' means Wednesday of each and every week commencing with the Wednesday immediately following the Closing Date.

      `PBF' shall have the meaning set forth in the introductory paragraph hereof.

      `PBF Expenses' means the sum of Ten Thousand Dollars ($10,000), plus all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation of Loan Documents and ancillary costs incurred in connection with making of the loan evidenced by this Agreement and all other documents referenced herein (including without limitation filing fees, UCC search fees, and similar costs), as well as in defense and enforcement of the Loan Documents, including reasonable attorneys' fees and expenses whether or not suit is brought.

      `Periodic Payments' means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to PBF pursuant to the terms and provisions of this Agreement.

      `Permitted Investment' means:

        Investments in Subsidiaries and Investments existing on the Closing Date disclosed in the Schedule;

        (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing not more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment and shares of so-called `money market' funds;

        Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

        Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

        Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business.

      `Person' means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, joint stock company, estate, entity, or governmental agency.

      `Prime Rate' means the variable rate of interest, per annum, that is reported by the Wall Street Journal, Western Edition from time to time as the `Prime Rate.'

      `Proceeds' means all moneys received from the issuance of common stock, preferred stock, or any other ownership security, or subordinated debt instrument.

      `Promissory Note' shall have the meaning set forth in Section 2.1 hereof.

      `Responsible Officer' means each of the Chief Executive Officer, President, Chief Financial Officer or the Controller of Borrower and each of the Director of Finance, Managing Director, Managing Member, or the General Manager of Guarantor. Without limiting the generality of the foregoing, Michael Seifert shall be deemed a Responsible Officer of Borrower, and Glen Albanese shall be deemed a Responsible Officer of Guarantor.

      `Schedule' means the schedule of exceptions attached hereto as Exhibit A, if any.

      `SEC Documents' means the current and periodic reports filed by Borrower with the Securities and Exchange Commission.

      `Subsidiary' or `Subsidiaries' means Southwall Europe GmbH, and any corporation, limited liability company, or partnership in which (i) any general partnership interest, or (ii) more than 50% of the stock or membership interests of which by the terms thereof ordinary voting power to elect the Board of Directors, managers, or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate. Notwithstanding the foregoing, `Subsidiary' or `Subsidiaries' shall not include either Southwall Worldwide Glass, Inc. or Southwall Sunflex, Inc., each of which Borrower represents and warrants to PBF are not operating subsidiaries, and have no assets, revenue, or liabilities.

      `Transfer' means sell, convey, assign, hypothecate, lease, lend, transfer or otherwise dispose.

      Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase `in accordance with GAAP' shall in no way be construed to limit the foregoing. In the event that GAAP changes during the term of this Agreement such that any covenants contained in this Agreement would then be calculated in a different manner or with different components, (a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP, and (b) Borrower shall be deemed to be in compliance with those covenants during the sixty-day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

    Loan and Terms of Payment.

      Advances. Upon satisfaction of the conditions set forth in Section 3, and otherwise subject to the terms and conditions of this Agreement, and so long as no Event of Default shall have occurred and be continuing, PBF agrees to make available to Borrower a line of credit in an amount not to exceed Three Million Dollars ($3,000,000) (the `Credit Limit'), for general working capital purposes (the `Line of Credit'). PBF shall make Advances to Borrower under the Line of Credit from time to time not exceeding in the aggregate the lesser of (i) the Credit Limit, or (ii) the Borrowing Base. Amounts borrowed under this Section 2.1 may be repaid and reborrowed during the term of this Agreement. As a condition to any disbursement under the Line of Credit, Responsible Officers of both Borrower and Guarantor must authorize the disbursement in writing in the form attached hereto as Exhibit E, and Borrower shall deliver to PBF a Compliance Certificate in the form attached hereto as Exhibit D, confirming compliance in all material respects with the terms of this Agreement. To obtain an Advance, Borrower must notify PBF by facsimile or telephone by 11:00 a.m. on the Business Day for which the Advance is requested. Borrower must promptly confirm such notification in writing. PBF may make Advances under this Agreement based on instructions from (x) a Responsible Officer of Borrower or its designee, and (y) a Responsible Officer of Guarantor or its designee. PBF may rely on any telephone notice given by a person whom PBF believes is a Responsible Officer or designee. Borrower will indemnify PBF from and against any loss PBF suffers as a result of such reliance. Borrower's Obligations hereunder shall be evidenced by this Agreement and by a promissory note in the form attached hereto as Exhibit C (the `Promissory Note').

      Interest Rates, Payments, and Calculations.

        Interest Rate. Except as set forth in Section 2.2(b), all outstanding Obligations shall bear interest, on the average Daily Balance, at a rate per annum equal to two percent (2.00%) in excess of the Prime Rate, and shall be due and payable in arrears on each Payment Date. The rate of interest applicable to the Loan shall change as and when the Prime Rate changes.

        Default Interest. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate per annum equal to five (5.00) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default. If and when the Event of Default is cured, the interest shall revert to the previously applicable interest rate.

        Payments. Interest only payments shall be due and payable on the Payment Date of each week during the term hereof after the Closing Date, commencing with the Payment Date immediately following the Closing Date. Where Borrower fails to make part or all of any such payment on any Payment Date, PBF, in addition to any other rights and remedies under this Agreement or otherwise, shall have the right to withdraw and apply against all or any unpaid portion of any such payment first (i) any funds in PBF's possession or control under the Domestic Factoring Agreement and/or the Ex-Im Factoring Agreement, in PBF's sole discretion, and second (ii) funds held in any depository account or accounts of Borrower with Cupertino National Bank. Upon the Maturity Date, or upon earlier acceleration pursuant to the terms and conditions of this Agreement, Borrower shall pay PBF all amounts due and outstanding, including, but not limited to, the principal balance, unpaid interest, and any unpaid PBF Expenses, reasonable attorneys fees and such other costs and charges related to the Obligations incurred under this Agreement. Upon the Maturity Date, or upon earlier acceleration pursuant to the terms and conditions of this Agreement, PBF shall, at its option, charge interest, all PBF Expenses, and all periodic payments that Borrower is obligated to pay PBF hereunder against any of Borrower's accounts with PBF. PBF will promptly notify Borrower of all debits which PBF makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

        Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        Usury. In no event shall the amount paid or agreed to be paid by Borrower for the use, forbearance, or detention of any money advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. In the event that performance of any obligation of Borrower under this Agreement or any other document referred to herein shall require the payment of interest in excess of such highest lawful rate, then such obligation shall, automatically and retroactively to the date of this Agreement, be deemed reduced to the highest lawful rate permissible under applicable usury laws and the amount of any interest paid in excess of the highest lawful rate shall be credited to principal and, to the extent that the then principal balance is insufficient for such purpose, repaid to Borrower.

        Crediting Payments. Prior to the occurrence of an Event of Default, PBF shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligations as Borrower and Guarantor specify. After the occurrence of an Event of Default, the receipt by PBF of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by PBF after 12:00 noon Pacific time shall be deemed to have been received by PBF as of the opening of business on the immediately following Business Day. Whenever any payment to PBF under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

      PBF Expenses. Borrower shall pay to PBF the following:

        Financial Examination and Appraisal Fees. PBF's customary fees and out-of-pocket expenses for PBF's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by PBF or its agents.

        PBF Expenses Through Closing Date. Upon the date hereof, all PBF Expenses incurred through the Closing Date; and

      (c) PBF Expenses after Closing Date. After the date hereof, all PBF Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

      Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

      (a) subjects PBF to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of PBF imposed by the United States of America or any political subdivision thereof);

      (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, PBF; or

      (c) imposes upon PBF any other condition with respect to its performance under this Agreement;

      and the result of any of the foregoing is to increase the cost to PBF, reduce the income receivable by PBF or impose any expense upon PBF with respect to any loans, PBF shall notify Borrower thereof. Borrower agrees to pay to PBF the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by PBF of a statement of the amount and setting forth PBF's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided however, that Borrower shall not be liable for any such amount attributable to any period prior to the date of one hundred eighty (180) days prior to the date of such statement. Notwithstanding the foregoing, if Borrower repays all outstanding Obligations within forty-five (45) days of the date of such certificate, no amount shall be assessed by virtue of this Section 2.4.

      Reimbursement of Costs Upon Failure of Closing. If the loan contemplated hereunder fails to close for any reason other than a default by PBF under this Agreement, Borrower shall pay PBF all PBF Expenses incurred by PBF in connection with the contemplated loan, this Agreement, and any other Loan Documents prepared in contemplation of the contemplated loan.

      Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 13.7 hereof, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, PBF shall have the right to terminate any obligation to make any Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding any termination, PBF's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

    Conditions of Loan.

      Conditions Precedent to Loan. The obligation of PBF to make the loan described herein is subject to the conditions precedent that PBF shall have received each of the following:

        this Agreement, fully executed by all the parties hereto;

        the Promissory Note, fully executed by Borrower;

        the Guaranty, fully executed by Guarantor;

        the Letter of Credit, fully executed by Deutsche Bank;

        a certificate by a Responsible Officer of Borrower confirming Borrower's authorization and ability to execute, enter into, and deliver this Agreement to PBF, in a form acceptable to PBF;

        a certificate by a Responsible Officer of Guarantor confirming Guarantor's authorization and ability to execute, enter into, and deliver the Guaranty to PBF, in a form acceptable to PBF;

        delivery of all Collateral that must be delivered or endorsed over to PBF in accordance with the terms and conditions of this Agreement, the Guaranty, or the Promissory Note;

        delivery of all Financing Statements, notification materials, escrow instructions or other documents necessary to enforce, perfect or provide notice of PBF's security interest in the Collateral;

        such other documents, including without limitation Financing Statements under the UCC or California law, and the completion of such other matters, as PBF may reasonably deem necessary or appropriate; and

        copies of corporate, partnership, or limited liability company resolutions, as applicable, of Borrower and Guarantor, in form and substance acceptable to PBF.

      Additional Conditions to Closing. The obligation of PBF to make the loan described herein is further subject to the following conditions:

        the representations and warranties contained in Section 7 hereof shall be true and correct in all material respects on and as of the Closing Date as though made at and as of such date, and no Event of Default shall have occurred and be continuing;

        each of the documents and instruments set forth in Section 3.1 hereof shall be in full force and effect and shall not have been modified in any respect, except with the written consent of PBF;

        Borrower shall have provided and PBF shall have reviewed and approved any and all financial information concerning Borrower reasonably requested by PBF; and

        Except as otherwise disclosed in writing to PBF, there shall have been no material adverse change in the financial condition of, or transfer of any interest in, Borrower or Guarantor since November 18, 2003.

    Creation of Security Interest.

      Grant of Security Interest. Borrower hereby grants and pledges to PBF a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, each security interest constitutes a valid, security interest in the presently existing Collateral, and will constitute a valid security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a Financing Statement, or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that PBF takes possession of such Collateral. The security interest in the Collateral created hereunder shall be subject and subordinate to PBF's security interest in the Collateral (or any portion thereof) both (i) under the Domestic Factoring Agreement, and (ii) under the Ex-Im Factoring Agreement, but shall be subject to no prior security interests in favor of any other party whatsoever. Borrower acknowledges that PBF may place a `hold' on any deposit account pledged as Collateral to secure the Obligations, or on any other deposit item under the normal terms of PBF's business practice. Borrower hereby authorizes PBF to file and record such Financing Statements and other instruments as PBF may deem necessary or desirable from time to time to perfect its security interest in the Collateral.

      Delivery of Additional Documentation Required. Borrower shall from time to time execute, deliver and endorse to PBF, at the request of PBF, all Collateral, all Financing Statements, and all other documents that PBF may reasonably request, in form satisfactory to PBF, to perfect and continue perfected PBF's Liens in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents, including without limitation any documents or instruments which may be required by the laws of the State of California.

      Right to Inspect. PBF (through any of its officers, employees, or agents) shall have the right upon reasonable prior notice, or upon no notice if an Event of Default shall then be existing, from time to time, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

    Release of Claims.

      No Known Claims Against PBF. Borrower warrants and represents to PBF that, to Borrower's knowledge, it has and has had no claims, causes of action, demands, costs, losses or actions of any nature against PBF, whether the same have been or might have been asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      Release By Borrower. For and in consideration of PBF's agreement set forth herein, Borrower hereby releases and forever discharges PBF, its affiliates, officers, directors, employees, shareholders, attorneys, agents and representatives, individually and collectively, of and from any and all matters arising out of any business, legal, or lending relationships that have existed prior to the date hereof between Borrower and PBF and including any and all past, present or future claims, actions, causes of action, obligations, costs or demands, known or unknown, whether or not any such claim, action, cause of action, obligation, cost, lost or demand has been, or might have been, asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      No Prior Assignment of Released Claims. Each of the parties warrants and represents that it has not assigned or transferred or purported to assign or transfer to any other person or entity any claim or matter released herein and that no other person has any interest therein of any nature. In the event that releasing party shall have assigned or transferred, or purported to assign or transfer, or any other person shall claim an interest in any claim or other matter herein released, then the releasing party shall indemnify the released party and hold it harmless from and against any and all losses, costs, claims or expenses, including but not limited to all costs related to the defense of any action, including reasonable attorneys' fees, based upon or arising out of or incurred as a result of any such claim, assignment or transfer.

      No Admission of Liability. Borrower understands and acknowledges that if any claims or other matters herein released existed, such would be disputed by PBF. No action taken by PBF, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission to the truth or falsity of any claims made; or (b) an acknowledgment or admission by PBF of any fault or liability whatsoever to any other party or to any third party.

      Waiver of California Civil Code &sec: 1542. Each of the parties hereby relinquishes and waives all rights conferred upon it by the provisions of Section 1542 of the California Civil Code (or any like provision of federal or state law), which reads as follows:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    Each of the parties hereby acknowledges that it or its attorneys might hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to any of the matters herein released, including that no such claims presently exist, and agrees that this instrument shall remain in effect as a full and complete release notwithstanding any such different or additional facts. Each of the parties hereby covenants that this Agreement shall inure to the benefit of and be binding upon its administrators, representatives, successors, trustees and assigns.

    Representations And Warranties.

    Borrower represents and warrants as follows:

      Due Organization and Qualification. Borrower (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a Material Adverse Effect on Borrower's condition, financial or otherwise, or on Borrower's ability to pay or perform the Obligations); and (iii) has all requisite power and authority to execute and deliver this Agreement and each Loan Document executed and delivered by Borrower pursuant to this Agreement and to perform its obligations thereunder and hereunder.

      Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents (i) are within Borrower's powers and have been duly authorized by all necessary action; (ii) do not conflict with nor constitute a breach of any provision contained in Borrower's operating agreement or charter documents or a material breach of any law or any contractual restriction binding on or affecting Borrower or by which Borrower's property may be affected; (iii) do not require any authorization or approval or any other action by, or any notice to, or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its Property is bound except such as have been obtained or made and except for filings required by the Securities and Exchange Commission and The Nasdaq National Market; and (iv) do not constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Except for those defaults specifically identified in that certain Form 10-Q filed with the Securities and Exchange Commission on behalf of Borrower for the quarterly period ended September 28, 2003, under Commission File Number 0-15930 and Schedule 6.2 hereto, Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

      Name; Location of Chief Executive Office. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive offices of Borrower are located at the addresses indicated in Section 11 hereof.

      Litigation. Except as set forth in the SEC Documents and Schedule 6.4, there are no actions or proceedings pending by or against Borrower, or any Subsidiary of Borrower, before any court or administrative agency in which an adverse decision is reasonably likely to have a Material Adverse Effect on Borrower, or upon PBF's security interest in the Collateral. Borrower has no knowledge of any such actions or proceedings that are pending or that have been threatened in writing.

      Financial Statements. All unconsolidated, consolidating, and consolidated financial statements related to Borrower or any Subsidiary that have been delivered by Borrower to PBF fairly present in all material respects Borrower's unconsolidated financial condition as of the date thereof and Borrower's unconsolidated results of operations for the period then ended and the consolidated financial condition of Borrower. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to PBF.

      Solvency. Borrower's assets exceed its liabilities such that it has a positive net worth.

      Regulatory Compliance. Borrower and each Subsidiary of Borrower have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an `investment company' or a company `controlled' by an `investment company' within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, and U of the Board of Governors of the Federal Reserve System). Borrower has materially complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances, or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

      Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state, or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing or otherwise disposing of hazardous waste or hazardous substances into the environment.

      Taxes. Borrower and each Subsidiary of Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

      Subsidiaries. Borrower does not own any stock, partnership interest, or other equity securities of any Person, except as set forth on Schedule 6.10 and except for Permitted Investments.

      Government Consents. Borrower and each Subsidiary of Borrower have obtained all consents, approvals, and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval, or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

      Full Disclosure. No representation, warranty, or other statement made by Borrower in any certificate or written statement furnished to PBF contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by PBF that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

      Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of all Liens, except with respect to the prior Liens in favor of PBF as described in Section 4.1 above and otherwise set forth on Schedule 8.6 hereto.

      Needham Agreement. There has been no modification or amendment to the Needham Agreement, and that, except for the documents expressly contemplated in the Needham Agreement, no other document or instrument has been entered into between Borrower and Guarantor in connection with the Needham Agreement

    Affirmative Covenants.

    Borrower covenants and agrees that until payment in full of all outstanding Obligations, and for so long as PBF may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

      Good Standing. Borrower shall maintain or cause to be maintained its and each of its Subsidiaries' legal existence and good standing in its jurisdiction of formation, creation, or incorporation, and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect. Borrower shall maintain and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect or a Material Adverse Effect on the Collateral or the priority of PBF's Lien on the Collateral.

      Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances, and government rules and regulations to which it is subject, noncompliance with which is reasonably likely to have a Material Adverse Effect.

      Financial Statements, Reports, Certificates. So long as any Obligations under the Loan Documents are outstanding, Borrower shall deliver to PBF, in addition to all those financial reports required under the terms of Schedule 1, Section 5(V)(ii) of the Domestic Factoring Agreement and under the terms of the Forbearance Agreement, the following:

        within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its members, security holders or to any creditors of Borrower, and all reports filed with any regulatory agency;

        promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more;

        such budgets, sales projections, operating plans or other financial information as PBF may reasonably request from time to time; and

        promptly after the occurrence of an event which has resulted in a Material Adverse Effect, a report of such event.

      Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to PBF, on demand, appropriate certificates attesting to the payment or deposit thereof, and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish PBF with proof satisfactory to PBF indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

      Insurance.

        Borrower shall keep all of its assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks and in such amounts as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of its assets in amounts and of a type that are customary to businesses similar to Borrower's.

        All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to PBF. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to PBF, naming PBF as first loss payee thereof and all liability insurance policies shall name PBF as an additional insured, and shall specify that the insurer must give at least thirty (30) days' notice to PBF before canceling its policy for any reason. Borrower shall deliver to PBF certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All Proceeds payable under any such policies shall, at the option of PBF, be payable to PBF to be applied to the Obligations.

      Registration of Intellectual Property Rights. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party.

      Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by PBF to effect the purposes of this Agreement.

      Use of Proceeds. Borrower shall use the Line of Credit for general working capital purposes.

      Asset Transfers to Subsidiaries. Except in the ordinary course of business, Borrower shall not Transfer any of its cash or cash equivalents or of its assets to Subsidiaries at any time prior to payment in full of all outstanding Obligations of Borrower to PBF.

      Audits. Borrower shall provide Accounts Receivable audits at the PBF's request, from time to time, but no less frequently than semi-annually. The reasonable cost of each audit will be paid by Borrower within 10 days after demand.

      Depository Accounts. Borrower shall maintain depository accounts with Cupertino National Bank or one of its Affiliates at all times.

    Negative Covenants.

    Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of all outstanding Obligations of Borrower to PBF, Borrower will not do any of the following:

      Chief Executive Office. During the continuance of this Agreement, change the chief executive office or principal place of business or cause or permit the Collateral (other than in the ordinary course of business), or the records concerning the Collateral, to be located at any location other than the locations listed on the Schedule without thirty (30) days prior written notice to PBF.

      Dispositions. Transfer, or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii)  Transfers of non-exclusive licenses and exclusive licenses with geographic or other limitations granted in the ordinary course of business and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii)  Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors; or (iv)  Transfers which constitute liquidation of Investments permitted under Section 8.9.

      Change in Business. Engage in any business other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership, management, or directors. For purposes of this Section 8.3, a change in ownership of 15% or more of the ownership interest in Borrower shall constitute a material change in Borrower's ownership; provided that the ownership change contemplated in the Needham Agreement shall not constitute a material change in ownership under this Section 8.3. Borrower will not, without thirty (30) days' prior written notification to PBF, relocate its chief executive office or change its name or do business under any other name than is set forth on the signature page hereof.

      Mergers or Acquisitions. Merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person (collectively, a `Merger'), without the prior written consent of PBF, which may be withheld in PBF's sole discretion.

      Indebtedness. Create, incur, or assume any Indebtedness, except pursuant to this Agreement and under the Ex-Im Factoring Agreement and the Domestic Factoring Agreement.

      Encumbrances. Create, incur, assume, or suffer to exist any Liens against Borrower's total assets other than the liens set forth on Schedule 8.6 hereto.

      Assignment of Income. Without PBF's prior written approval, assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do.

      Distributions. Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement, or purchase of any capital stock in Borrower.

      Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries (other than Southwall Europe GmbH) to do so, other than Permitted Investments.

      Compliance. Become an `investment company' or a company controlled by an `investment company,' within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the Proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act, or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

    Events of Default.

    Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

      Payment Default. If Borrower fails to pay the principal of, or any interest on, the Advance when due; or fails to pay when due any portion of any other Obligations not constituting such principal or interest, including without limitation PBF Expenses.

      Covenant Default.

        If Borrower fails to perform in a material respect as and when required any obligation under Section 7 of this Agreement or violates in a material respect any of the covenants contained in Section 8 of this Agreement and such default is not cured within 10 days of the notice thereof; or

        If Borrower fails or neglects to perform, keep or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and PBF and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any Responsible Officer of Borrower becomes aware thereof; provided however, that if the default cannot by its nature be cured within the ten (10) day period or cannot, after diligent attempts by Borrower, be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period).

      Material Adverse Effect. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of PBF's security interests in the Collateral; or a material impairment of the value or priority of PBF's security interests in the Collateral;

      Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ of distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;

      Insolvency. If Borrower's liabilities exceed its assets such that it has a negative net worth, or if any Insolvency Proceeding is commenced by Borrower, or if any Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

      Other Agreements. If (i) a default or breach occurs and continues beyond any applicable grace or cure period under any other existing or future loan made to Borrower by PBF or any Affiliate of PBF, including without limitation any default or breach under the Domestic Factoring Agreement or under the Ex-Im Factoring Agreement; (ii) a material default or breach occurs under the Needham Agreement, or any related document or instrument, or (iii) a default or breach occurs and continues beyond any applicable grace or cure period under any other agreement, document, or instrument to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, to accelerate the maturity of any Indebtedness in excess of $50,000, and such party so accelerates;

      Letter of Credit. The Letter of Credit expires or is terminated or dishonored for any reason (except if draws under the Letter of Credit are dishonored because of acts or omissions of PBF or its Affiliates), or if any notice of termination is given by the issuer of the Letter of Credit for any reason;

      Judgments. If a final, nonappealable judgment or judgments for the payment of money in an amount in excess of $50,000 not covered by insurance shall be rendered against Borrower at any time before all outstanding Obligations of Borrower to PBF have been paid in full;

      Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any other Loan Document or in any certificate delivered to PBF by any Responsible Officer pursuant to this Agreement or any other Loan Document or to induce PBF to enter into this Agreement or any other Loan Document;

      Litigation. If Borrower or any of Borrower's Affiliates brings litigation against PBF or any of PBF's Affiliates with respect to this Agreement, any of the Loan Documents, or any of the transactions contemplated hereby or thereby; or

      Guaranty. The Guaranty ceases for any reason to be in full force or Guarantor does not perform any obligation under the Guaranty in any material respect, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in the Guaranty or any other document or instrument executed by Guarantor, or any circumstance described in Sections 9.4, 9.5, or 9.6 occurs with respect to Guarantor.

    PBF's Rights And Remedies.

      Rights and Remedies Regarding All Events of Default. Upon the occurrence and during the continuance of an Event of Default, PBF may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

        Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 9.5 all Obligations shall become immediately due and payable without any action by PBF);

        Commence legal action against Borrower to collect all amounts due and outstanding pursuant to the terms of this Agreement, provided however, that the commencement of such an action is not necessary or a prerequisite to the exercise of any of PBF's other rights or remedies hereunder;

        Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and PBF;

        Settle or adjust disputes and claims directly with account debtors for amounts, upon terms, and in whatever order that PBF reasonably considers advisable;

        Without notice to or demand upon Borrower, make such payments and do such acts as PBF considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if PBF so requires, and to make the Collateral available to PBF as PBF may designate. Borrower authorizes PBF to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in PBF's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants PBF a license to enter into possession of such premises and to occupy the same, without charge, for up to ninety (90) days in order to exercise any of PBF's rights or remedies provided herein, at law, in equity, or otherwise;

        Without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by PBF, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by PBF;

        Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. PBF is hereby granted a license or other right, solely pursuant to the provisions of this Section 10.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with PBF's exercise of its rights under this Section 10.1, Borrower's rights under all licenses and all franchise agreements shall inure to PBF's benefit;

        Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as PBF determines is commercially reasonable and in accordance with the Code;

        Credit bid and purchase at any public sale of all or any portion of the Collateral, whether it be a foreclosure sale, an execution sale, a sale pursuant to Section 363 of the Bankruptcy Code, or otherwise;

        Upon not less than 30 days prior written notice to Borrower, audit Borrower's Accounts at Borrower's expense; and

        Exercise any other right or remedy PBF may have under the Code or other law; and

        Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

      Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints PBF (and any of PBF's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of PBF's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into PBF's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the Accounts directly with Account debtors, for amounts and upon terms which PBF determines to be reasonable; provided PBF may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 and otherwise to perfect and continue perfected PBF's Liens in the Collateral regardless of whether an Event of Default has occurred. The appointment of PBF as Borrower's attorney-in-fact, and each and every one of PBF's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed.

      Accounts Collection. At any time from the date of this Agreement, PBF may notify any Person owing funds to Borrower of PBF's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for PBF, receive in trust all payments as PBF's trustee, and immediately deliver such payments to PBF in their original form as received from the Account debtor, with proper endorsements for deposit.

      PBF Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then PBF may do any or all of the following: (a) make payment of the same or any part thereof; or (b) set up such reserves as PBF deems necessary to protect PBF from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type required under the terms of this Agreement and take any action with respect to such policies as PBF deems prudent. Any amounts so paid or deposited by PBF shall constitute PBF Expenses, and shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by PBF shall not constitute an agreement by PBF to make similar payments in the future or a waiver by PBF of any Event of Default under this Agreement.

      PBF's Liability for Collateral. So long as PBF complies with the same practices as banks generally use in connection with collateral held by them, PBF shall not in any manner or way be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

      Remedies Cumulative. PBF's rights and remedies under this Agreement, the Guaranty, the Promissory Note, the other Loan Documents, and all other agreements between Borrower and PBF shall be cumulative. PBF shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by PBF of one right or remedy shall be deemed an election, and no waiver by PBF of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by PBF shall constitute a waiver, election, or acquiescence by it. No waiver by PBF shall be effective unless made in a written document signed by PBF and then shall be effective only in the specific instance and for the specific purpose for which it was given.

      Demand; Protest. Except as otherwise expressly provided in this Agreement, the Guaranty, or the Promissory Note, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by PBF on which Borrower may in any way be liable.

    Notices.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to PBF, as the case may be, at its addresses set forth below:

If to Borrower:	Southwall Technologies Inc. 3975 East Bayshore Road Palo Alto, CA 94303 Attn: Mike Seifert Fax: (650) 967-8713
If to PBF:	Pacific Business Funding 20195 Stevens Creek Blvd., Suite 220 Cupertino, CA 95014 Attn: Mike Hansen Fax: (408) 255-9313

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

  Choice of Law and Venue, Jury Trial Waiver.

  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and PBF hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND PBF EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

  General Provisions.

      Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without PBF's prior written consent, which consent may be granted or withheld in PBF's sole discretion. PBF shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, PBF's obligations, rights, and benefits hereunder.

      Indemnification. Borrower shall defend, indemnify, and hold harmless PBF and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the loan transactions contemplated by this Agreement; (b)  all costs, expenses and reasonable attorneys fees that PBF suffers, incurs or pays in connection with any legal proceedings, depositions, discovery or legal process which (i) occurs after Closing and (ii) arises out of acts or conduct of Borrower; and (c) all losses or PBF Expenses in any way suffered, incurred, or paid by PBF as a result of or in any way arising out of, following, or consequential to transactions between PBF and Borrower whether under this Agreement or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by PBF's gross negligence or willful misconduct.

      Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

      Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any provision.

      Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

      Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

      Survival. All covenants, representations, and warranties made in this Agreement shall continue in full force and effect so long as any Obligations of Borrower to PBF remain outstanding. The obligations of Borrower to indemnify PBF with respect to the expenses, damages, losses, costs, and liabilities described in Section 13.2 hereof shall survive until all applicable statute of limitations periods with respect to actions that may be brought against PBF have run.

      Confidentiality. In handling any confidential information, PBF shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the subsidiaries, agents, advisers, and affiliates of PBF in connection with its present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loan, made hereunder, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulation, rule or order, subpoena, judicial order, or similar order; and (iv) as may be required in connection with the audit, or similar investigation of PBF. Confidential information hereunder shall not include information that either (a) is in the public domain or in the knowledge or possession of PBF when disclosed to PBF, or becomes part of the public domain after disclosure to PBF through no fault of PBF; or (b) is disclosed to PBF by a third party, provided PBF does not have actual knowledge that such third party is prohibited from disclosing such information.

      Exhibits. Exhibits A through F, inclusive are incorporated herein by this reference.

      Effect of Headings. The subject headings of the sections, subsections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
SOUTHWALL TECHNOLOGIES INC., a Delaware corporation By: Name: Title:
PACIFIC BUSINESS FUNDING, a division of CUPERTINO NATIONAL BANK By: Name: Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibits

A. Schedule of Exceptions

B. List Identifying the Collateral

C Form of Promissory Note

D. Form of Compliance Certificate

E. Form of Disbursement Authorization

F. Form of Letter of Credit

Schedules

3.2/6.5

6.2. Compliance

6.4 Litigation

6.10. Subsidiaries

8.6. Liens

EXHIBIT A

SCHEDULE OF EXCEPTIONS

There are no exceptions.

Borrower has disclosed to PBF that, since November 18, 2003, one of Borrower's suppliers, DTF (Dupont Teijin Films), has changed Borrower to a COD status, which has negatively affected Borrower's cash flow between $500,000 and $1,000,000.

EXHIBIT B

COLLATERAL

All of Borrower's right, title and interest in, to and under the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of, Borrower, and regardless of where located:

  All accounts, accounts receivable, chattel paper, cash, investment property, contract rights, documents, instruments, letters of credit, certificates of deposit, banker's acceptances, drafts, securities and general intangibles, including all claims, causes of action, deposit accounts (including, without limitation, the Depository Accounts), rights to receive tax refunds, rights in and claims under insurance policies (including rights to unearned premiums), customer lists, copyrights, copyright applications, copyright registrations, patents, patent applications, patent registrations, trademarks, service marks, trade styles, trade names, trade secret rights (including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements, and confidential information), mask work or similar rights, license agreements, goodwill associated with trademarks and trademark licenses, and other intellectual property of every kind, as well as other rights to payment, leases, franchise agreements, blueprints, drawings, purchase orders, route lists, computer discs, computer tapes, literature, reports, catalogs, design rights, royalties, license rights, and rights to payment of any kind, as well as credit insurance, guaranties, and other security for any right to payment;

  All inventory, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products;

  All Advances, funds, monies, remittances, and other amounts advanced under this Agreement and any other agreement between Borrower and Bank;

  All goods, equipment, machinery, vehicles, motor vehicles, furniture, fixtures, tools and supplies;

  All investment securities;

  All farm products, crops, timber, minerals and like (including oil and gas);

  All books and records relating to the foregoing, including all computer programs, printed output and computer readable data;

  All attachments, accessories, accessions to, additions to, improvements to, and substitutions and replacements for, all of the foregoing; and

  All Proceeds and products of the foregoing, whether due to voluntary or involuntary disposition, including insurance Proceeds. Borrower agrees to deliver to Bank the originals of all instruments, chattel paper, and documents evidencing or related to Accounts and other Collateral.

EXHIBIT C

PROMISSORY NOTE

$3,000,000.00 _____________, California

December 18, 2003

FOR VALUE RECEIVED, the undersigned, Southwall Technologies Inc., a Delaware corporation (`Borrower'), promises to pay to the order of Pacific Business Funding, a division of Cupertino National Bank (the `PBF'), at such place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Three Million Dollars ($3,000,000), or so much thereof as may be advanced from time to time, pursuant to the terms of the Line of Credit made by PBF to Borrower under that certain Loan and Security Agreement between Borrower and PBF of even date herewith, as amended from time to time (the `Loan Agreement'). Borrower shall also pay interest on the unpaid advances under the Line of Credit at the rate and in accordance with the terms of the Loan Agreement. The entire principal amount and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. Terms with initial capital letters and not otherwise defined herein shall have the meanings designated for such terms in the Loan Agreement.

PBF is hereby authorized by Borrower to endorse on PBF's books and records the principal amount advanced pursuant to the Line of Credit under this Promissory Note (the `Note') and the amount of each payment or prepayment of principal received by PBF; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to amounts due hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay PBF all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, except where a judgment is rendered against PBF in any such suit or action. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and an other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by PBF in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

This Note is issued pursuant to the Loan Agreement, which is hereby incorporated by reference, and shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

This Note is secured by a security interest in certain collateral, which security interest was granted by Borrower to PBF pursuant to the terms and conditions of the Loan Agreement and other documents or instruments referenced therein.

BORROWER AND PBF HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.
SOUTHWALL TECHNOLOGIES INC., a Delaware corporation By: Name: Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: PACIFIC BUSINESS FUNDING

FROM: SOUTHWALL TECHNOLOGIES INC.

The undersigned duly-authorized officer or member (hereinafter, `Officer') of Southwall Technologies Inc., a Delaware corporation (`Borrower') hereby certifies that, in accordance with the terms and conditions of the Loan and Security Agreement (the `Loan Agreement'), dated as of December 18, 2003, between Borrower and Pacific Business Funding, a Division of Cupertino National Bank (`PBF'):

(i) Borrower is in compliance in all material respects for the period ending _________________ with all required covenants of the Loan Agreement, and the Promissory Note, except as expressly noted below; and

(ii) all representations and warranties of Borrower stated in the Loan Agreement are true and correct in all material respects as of the date hereof.

Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (`GAAP') and are consistently applied from one period to the next except as explained in an accompanying letter of footnotes.

Please indicate compliance status by circling Yes/No under `Complies' column.

Reporting Covenants	Required	Complies
All financial reports required under Domestic Factoring Agreement and under the Forbearance Agreement	Various	Yes No
Annual audited financial statements of Guarantor	Within 120 days of fiscal year end	Yes No

Comments regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

EXHIBIT E

DISBURSEMENT AUTHORIZATION

TO: PACIFIC BUSINESS FUNDING

FROM: SOUTHWALL TECHNOLOGIES INC. and
NEEDHAM & COMPANY, INC.

The undersigned duly-authorized responsible officers of Southwall Technologies Inc., a Delaware corporation (`Borrower') and Needham & Company, Inc., a Delaware corporation (`Guarantor') each hereby authorize and instruct Pacific Business Funding, a Division of Cupertino National Bank (`PBF'), in accordance with the terms and conditions of the Loan and Security Agreement (the `Loan Agreement'), dated as of December 18, 2003, between Borrower and PBF, to disburse the sum of $________________ to Borrower.

Sincerely, Sincerely,

SIGNATURE SIGNATURE

TITLE TITLE

DATE DATE

EXHIBIT F

LETTER OF CREDIT

[TO BE ADDED]

DISCLOSURE SCHEDULE 3.2/6.5

Since November 18, 2003 one of Southwall's suppliers, DTF (Dupont Teijin Films) has put them on COD.  This action has negatively impacted their cash flow between $.5M and $1.0M.

DISCLOSURE SCHEDULE 6.2

COMPLIANCE

1. Southwall is in default under the Domestic Factoring Agreement and Export-Import Bank Factoring Agreement with Pacific Business Funding each dated as of May 16, 2003.

2. Southwall is in default under the Credit Agreement and Promissory Note, each dated May 6, 1997, with Sanwa Bank, Limited. Southwall is also in default under the Guarantee Agreement Regarding 10 million US$ Credit Facility and Reimbursement and Security Agreement, each dated May 6, 1997, with Teijin Limited.

3. Southwall is in default under the Master Lease Agreement dated July 19, 1999 with Matrix Funding Corporation.

4. All of Southwall's German loans and credit facilities contain provisions to the effect that a material adverse change to Southwall or the like will be an event of default; the other parties to some or all of those loans or agreements may deem those provisions to be triggered by the Company's recent financial performance and results and/or the transactions contemplated hereby or the efforts hereof.

5. Southwall's credit facilities with Teijin/Sanwa contain provisions to the effect that a material adverse change to Southwall or the like will be an event of default; the other parties to some or all of those loans or agreements may deem those provisions to be triggered by the Company's recent financial performance and results and/or the transactions contemplated hereby or the efforts hereof.

DISCLOSURE SCHEDULE 6.4

LITIGATION

1. `Hurricane Glass Shield, Inc. v. Southwall Technologies Inc.' filed in the Superior Court of the State of California in Santa Clara, California

2. `WASCO Products, Inc. v. Southwall Technologies Inc. and Bostik, Inc.', Civ. Action No. C 02-2926 CRB, which was filed in Federal District Court for the Northern District of California.

3. `Portfolio Financial Servicing Company v. Southwall Technologies Inc.,' filed in state court in Utah.

4. `Four Seasons Solar Products Corp. vs. Black & Decker Corp., Bostik, Inc. and Southwall Technologies Inc.,' No. 5 CV1695, pending in the United States District Court for the Eastern District of New York.

The insurance carriers in some of Southwall's litigation related to alleged product failures and defects in window products manufactured by others reserved their rights to recover a portion or all of defense and settlement costs related to the above-described and other litigation.

DISCLOSURE SCHEDULE 6.10

SUBSIDIARIES

Southwall Europe GmbH.

Southwall Worldwide Glass, Inc.

Southwall Sunflex, Inc.

DISCLOSURE SCHEDULE 8.6

LIENS

Secured Party	Jurisdiction	File Type	File Number	File Date
Pacific Business Funding	Delaware Secretary of State	UCC-1	10820626	7/30/2001
VAResources, Inc.	Delaware Secretary of State	UCC-1	11497945	10/25/2001
IBM Credit Corporation	Delaware Secretary of State	UCC-1	20360838	1/18/2002
Teijin Limited	Delaware Secretary of State	UCC-1	20796346	3/28/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21202799	4/25/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21338718	5/8/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21997927	7/26/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	22225310	8/28/2002
Academy Corporation	Delaware Secretary of State	UCC-1	30637796	3/14/2003
Tokai Financial Services	California Secretary of State	UCC-1	9908160372	3/11/1999
Crown Credit Company	California Secretary of State	UCC-1	9909860692	3/31/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9922160432	7/28/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9922260697	8/29/1999
Handy & Harman	California Secretary of State	UCC-1	9925860467	9/10/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9930661180	10/25/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9930661182	10/25/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	0007560767	3/13/2000
Academy Precision Materials	California Secretary of State	UCC-1	0116960718	6/11/2001
US Bancorp	California Secretary of State	UCC-1	0228360154	10/8/2002
Pacific Business Funding	Arizona Secretary of State	UCC-1	1072185-0	6/14/1999
Pacific Business Funding	Arizona Secretary of State	UCC-1	1075193-0	7/6/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1077342-0	7/23/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1090220-0	10/26/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1090221-0	10/26/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1107904-0	3/13/2000
Cupertino National Bank	Arizona Secretary of State	UCC-1	1122803-0	6/22/2000
Handling Systems, Inc. (Assignee of Secured Party is Raymond Leasing Corporation)	Arizona Secretary of State	UCC-1	1137900-0	9/13/2000
Academy Precision Materials/Academy Corporation	Arizona Secretary of State	UCC-1	1174895-0	6/7/2001

Deutsche Bank, IKB Deutsche Industriebank, European Investment Bank and the Saxony Government have liens on Production Machine 8, Production Machine 9, Production Machine 10 and related assets in Germany.

1. Definitions and Construction 1

1.1 Definitions 1

1.2 Accounting Terms 6

2. Loan and Terms of Payment. 6

2.1 Advances 6

2.2 Interest Rates, Payments, and Calculations 7

2.3 PBF Expenses 8

2.4 Additional Costs 9

2.5 Reimbursement of Costs Upon Failure of Closing 9

2.6 Term 10

3. Conditions of Loan. 10

3.1 Conditions Precedent to Loan 10

3.2 Additional Conditions to Closing 11

4. Creation of Security Interest 11

4.1 Grant of Security Interest 11

4.2 Delivery of Additional Documentation Required 11

4.3 Right to Inspect 12

5. Release of Claims 12

5.1 No Known Claims Against PBF 12

5.2 Release by Borrower 12

5.3 No Prior Assignment of Released Claims 12

5.4 No Admission of Liability 12

5.5 Waiver of California Civil Code &sec: 1542 13

6. Representations And Warranties 13

6.1 Due Organization and Qualification 13

6.2 Due Authorization; No Conflict 13

6.3 Name; Location of Chief Executive Office 14

6.4 Litigation 14

6.5 Financial Statements 14

6.6 Solvency 14

6.7 Regulatory Compliance 14

6.8 Environmental Condition 14

6.9 Taxes 15

6.10 Subsidiaries 15

6.11 Government Consents 15

6.12 Full Disclosure 15

6.13 Prior Encumbrances 15

6.14 Needham Agreement 15

7. Affirmative Covenants 15

7.1 Good Standing 16

7.2 Government Compliance 16

7.3 Financial Statements, Reports, Certificates 16

7.4 Taxes 16

7.5 Insurance 17

7.6 Registration of Intellectual Property Rights 17

7.7 Further Assurances 17

7.8 Use of Proceeds 17

7.9 Asset Transfers to Subsidiaries 17

7.10 Audits 18

7.11 Depository Accounts 18

8. Negative Covenants 18

8.1 Chief Executive Office 18

8.2 Dispositions 18

8.3 Change in Business 18

8.4 Mergers or Acquisitions 18

8.5 Indebtedness 18

8.6 Encumbrances 19

8.7 Assignment of Income 19

8.8 Distributions 19

8.9 Investments 19

8.10 Compliance 19

9. Events of Default 19

9.1 Payment Default 19

9.2 Covenant Default 19

9.3 Material Adverse Effect 20

9.4 Attachment 20

9.5 Insolvency 20

9.6 Other Agreements 20

9.7 Letter of Credit 21

9.8 Judgments 21

9.9 Misrepresentations 21

9.10 Litigation 21

9.11 Guaranty 21

10. PBF's Rights And Remedies 21

10.1 Rights and Remedies Regarding All Events of Default 21

10.2 Power of Attorney 23

10.3 Accounts Collection 23

10.4 PBF Expenses 23

10.5 PBF's Liability for Collateral 23

10.6 Remedies Cumulative 24

10.7 Demand; Protest 24

11. Notices 24

12. Choice of Law and Venue, Jury Trial Waiver 25

13. General Provisions 25

13.1 Successors and Assigns 25

13.2 Indemnification 25

13.3 Time of Essence 25

13.4 Severability of Provisions 26

13.5 Amendments in Writing, Integration 26

13.6 Counterparts 26

13.7 Survival 26

13.8 Confidentiality 26

13.9 Exhibits 27

13.10 Effect of Headings 27

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